EXHIBIT 99.1

Fitch Proof 89720 Li3 Energy Proxy Card     Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Li3 Energy, Inc.	2017 Special Meeting of Shareholders

September 28, 2017 9:00 A.M. local time (P.S.T.)

This Proxy is Solicited On Behalf Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1.	A proposal to adopt the Agreement and Plan of Merger by and among Bearing Lithium Corp. (“Bearing”), a corporation organized under the laws of British Columbia, Canada, LI Acquisition Corporation, a Nevada corporation, and Li3 Energy, Inc. (“Li3”), a Nevada corporation, dated as of January 27, 2017, pursuant to which Li3 will become a wholly- owned subsidiary of Bearing.	FOR ☐	AGAINST ☐	ABSTAIN ☐	2.

A proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to adopt the Agreement and Plan of Merger.

						FOR ☐	AGAINST ☐	ABSTAIN ☐

CONTROL NUMBER

Signature __________________________ Signature, if held jointly ________________________ Date______________, 2017.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title a such.

Fitch Proof 89720 Li3 Energy Proxy Card Back

Important Notice Regarding the Internet Availability of Proxy
Materials for the Special Meeting of Shareholders

The 2017 Proxy Statement to Shareholders is available at:

http://www.cstproxy.com/li3energy/2017

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Li3 Energy, Inc.

The undersigned appoints XXXXXXXXXX and XXXXXXXXXX, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Li3 Energy Inc. held of record by the undersigned at the close of business on August 21, 2017 at the Special Meeting of Stockholders of Li3 Energy, Inc. to be held on September 28, 2017, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)